AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, dated as of September 11, 1998 to the Loan Agreement, dated as of September 2, 1998 (the "Loan Agreement") among The North Face, Inc. ("TNFI"), The North Face (Europe) Limited ("TNFE") and The North Face, Hong Kong, Limited ("TNFHK"), and together with TNFI and TNFE, the "Borrowers"), The Industrial Bank of Japan, Limited, New York Branch as Syndication Agent and Documentation Agent and Lender IBJ Schroder Business Credit Corporation as Administrative Agent, Collateral Agent and Lender and the financial institutions parties thereto from time to time. Capitalized terms used but not defined herein have the meanings given such terms in the Loan Agreement.

The parties hereto have agreed to certain amendments to the Loan Agreement

NOW THEREFORE, the parties hereto agree as follows:


SECTION 1.  AMENDMENTS TO THE LOAN AGREEMENT

1.1 The definition of "L/C Issuing Bank" is amended in its entirety to read as follows:

        ""L/C Issuing Bank" means Banque Nationale de Paris or any other legally authorized Person selected by Administrative Agent, which is reasonably acceptable to TNFI."

1.2 The definition of "Collateral Documents" is amended by inserting the phrase "each Canadian Document" after the word "Mortgage" in the third line thereof.

1.3 The definition of "Applicable Available Maximum Revolving Loan Amount" is amended in its entirety to read as follows:

        "Applicable Available Maximum Revolving Loan Amount means the TNFI Maximum Available Revolving Loan Amount, the TNFE Maximum Available Revolving Loan Amount and the TNFHK Maximum Available Revolving Loan Amount, as applicable."

1.4 The definition of "Requisite Lenders" is amended in its entirety to read as follows:

        "Requisite Lenders" means Lenders having (i) if no Commitments have been terminated, fifty-one percent (51%) or more of the Total Loan Commitments or, (ii) if the Term Loan Commitments (but not the Revolving Loan Commitments) have been terminated, fifty-one percent (51%) or more of the sum of the Revolving Loan Commitments and the aggregate outstanding principal amount of the Terms Loans, if any, or (iii) if all Commitments have been terminated, fifty-one percent (51%) or more of the aggregate outstanding principal amount of the Revolving Loan and the Term Loan; provided, however, that at any time at which there are more than three (3) Lenders party to this Agreement, "Requisite Lenders" shall mean not less than three (3) Lenders which collectively meet the requirements of clause (i), (ii) or (iii), whichever is applicable, of this definition.

1.5 The fifth line of Section 2.1(C)(2)(ii) is amended by deleting the number "(2)" where it appears therein and inserting the number "(3)" in its place.

1.6 Section 2.1(E)(4) is amended by adding the following sentence to the end thereof:

        "Administrative Agent shall confirm to the relevant L/C Issuing Bank in the notice whether the requested Lender Letter of Credit would exceed the Applicable Available Maximum Revolving Loan Amount"; the TNFI Maximum Available Revolving Loan Amount; the TNFE Maximum Available Revolving Loan Amount; the TNFHK Maximum Available Revolving Loan Amount; or the TNFI Borrowing Limit.

1.7 The first line of Section 2.4(B)(2)(d) is amended by deleting the letter "(A)" where it appears therein and inserting the letter "(B)" in its place.

1.8 Section 3.2(G) is amended by deleting the term "Regulation G" where it appears therein.

1.9 Section 6.1 is amended by deleting the number "sixty million dollars ($60,000,000)" in the second line thereof and replacing it with the phrase "seventy two million dollars ($72,000,000) minus any additional good will adjustments for the acquisition of La Sportiva Italy and La Sportiva USA". Provided that such additional good will adjustments do not exceed $12,000,000.

1.10    Section 6.5 is amended in its entirety to read as follows:

        "The Senior Leverage Ratio at the end of each quarter of a Fiscal Year for the rolling four (4) quarter period ending on the last day of each quarter of a Fiscal Year shall not exceed 2.5:1 for each of the fiscal quarters up to and including the fiscal quarter ending December 31, 1998, 2.25:1 for each of the fiscal quarters ending after December 31, 1998 up to and including the fiscal quarter ending December 31, 1999, 2.0:1 for each of the fiscal quarters ending after December 31, 1999 up to and including the fiscal quarter ending December 31, 2000, 1.75:1 for any fiscal quarter ending after December 31, 2000 up to and including the fiscal quarter ending December 31, 2001 and 1.50:1 for any fiscal quarter ending thereafter."

1.11 Section 7.1 is amended by inserting the phrase " and confirmed as satisfactory by the Requisite Lenders" after the word "Agent" in the sixteenth line thereof.

1.12 Section 9.1 is amended by adding the following language to the end thereof:

        "Notwithstanding any other provision in this Agreement to the contrary, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ?203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law."

1.13    Section 9.3(B) is amended in its entirety to read as follows:

        "In the event Administrative Agent requests the consent of a Lender and does not receive a written denial thereof within ten (10) Business Days after Administrative Agent has confirmed Lender's receipt of such request, such Lender will be deemed to have given such consent."

1.14 Section 9.6(A) is amended by deleting the phrase "one-half of one percent (.50%)" where it appears in the third line from the end thereof and
replacing it with the phrase "three-eights of one percent (.375%)".   Section
9.6(A) is further amended by adding the following sentence to the end thereof:

        "Notwithstanding anything contained herein to the contrary, Administrative Agent shall pay to each Lender on the same Business Day for funds received by 1:00 p.m. New York time and on the following Business Day for funds received thereafter, such Lenders pro rata portion of such payment received by Administrative Agent."

1.15 Clause (c) of Section 10.3 is amended in its entirety to read as follows: "extend the scheduled maturity date of any principal amount due with respect to any Loan".

SECTION 2.  CONDITIONS PRECEDENT

This Amendment Agreement (the "Agreement") shall be effective upon the execution and delivery of counterparts hereof by the parties listed below and the fulfilment of the following conditions:

2.1 All representations and warranties contained in this Agreement shall be true and correct in all material respects.

2.2 No unwaived event shall have occurred and be continuing which constitutes a Default or an Event of Default.

SECTION 3.  MISCELLANEOUS

3.1 Each of the Borrowers reaffirms and restates the representations and warranties set forth in the Loan Documents, as applicable, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date. Each of the Borrowers represents and warrants as to itself (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent that:

        (a) Each is a duly organized, validly existing corporation and has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement, and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

        (b) No consent of any other person, and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Agreement;

        (c) This Agreement has been duly executed and delivered by a duly authorized officer on behalf of each Borrower and constitutes the legal, valid and binding obligations of each, enforceable in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable
(i) bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principals of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

        (d) The execution, delivery and performance of this Agreement will not violate any law, statute or regulation applicable to a Borrower or any order or decree of any court or governmental instrumentality applicable to such company, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such company.

3.2 Except as herein expressly amended, the Loan Agreement and the other Loan Documents are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

3.3 All references to the Loan Agreement in any Loan Document shall mean the Loan Agreement as amended hereby.

3.4 This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original
and all of which shall constitute one and the same agreement.   A facsimile
signature page shall constitute an original for the purposes hereof.

3.5 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        THE NORTH FACE, INC.


                                         By:..............................
                                                Name:
                                                Title:


                                        THE NORTH FACE, HONG KONG, LIMITED


                                         By:.............................
                                                Name:
                                                Title:



                                        THE NORTH FACE (EUROPE) LIMITED


                                         By:............................
                                                Name:
                                                Title: